SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2005

PRIMEDIA Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK
(Address of principal executive offices)

10151
(Zip Code)

Registrant’s telephone number, including area code (212) 745-0100

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a) On September 22, 2005, Joseph Y. Bae resigned as a member of PRIMEDIA Inc.'s (“Company”) Board of Directors.

(d) Effective on September 22, 2005, the Board of Directors unanimously elected one new member: Thomas Uger, a Principal of Kohlberg Kravis Roberts & Co.  As of the date hereof, Mr. Uger has not been named to any committees of the Board.  There are no arrangements or understandings between Mr. Uger and any other persons pursuant to which he was selected as a director, and there are no reportable transactions under Item 404(a) of Regulation S-K.

Item 5.05. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On September 22, 2005, the Board of Directors of the Company amended its Code of Ethics. The amendments are intended to clarify the requirements regarding restrictions on outside employment and consulting by Company employees. A copy of the Company’s amended Code of Ethics may be viewed on the Company’s website located at WWW.PRIMEDIA.COM. under the caption “Company Overview-Governance” and in print to any shareholder who requests. Requests for copies may be directed to Investors Relations, PRIMEDIA Inc., 745 Fifth Avenue, New York, New York 10151.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc. (Registrant)

Date:	September 26, 2005	/s/ Beverly C. Chell
Beverly C. Chell
Vice Chairman and Secretary